MADISON FUNDS
SUBSCRIPTION AGREEMENT

    MADISON FUNDS, a statutory trust organized under the laws of the State of Delaware (the “Trust”), and Madison Asset Management, LLC (the “Buyer”), a limited liability company organized under the laws of the State of Wisconsin, agree as follows:

1.    OFFER AND PURCHASE.

    The Trust offers to the Buyer, and the Buyer agrees to purchase, $10,000 of Class I shares (the “Shares”) of the Madison Small Cap Fund (a series of the Trust) (referred to as the “Fund”). The Buyer acknowledges receipt from the Trust of the Shares and the Trust acknowledges receipt from the Buyer of an aggregate of $10,000 in full payment for the Shares.

2.     REPRESENTATION BY BUYER.

    The Buyer represents and warrants to the Trust that the Shares are being acquired for investment purposes and not with a view to resale or further distribution.

3.    LIMITATION OF LIABILITY.

    The Trust and the Buyer agree that the obligations of the Trust under this Agreement will not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Trust. The execution and delivery of this Agreement has been authorized by the Trustees of the Trust, and signed by an authorized officer of the Trust, acting as such, and neither the authorization by the Trustees nor the execution and delivery by the officer will be deemed to have been made by any of them individually or to impose any liability on any of them personally, but will bind only the trust property of the Trust. No series of the Trust will be liable for any claims against any other series.

4.    NO RIGHT OF ASSIGNMENT.

    The Buyer’s right under this Agreement to purchase the Shares is not assignable.

5.     DATES.

    This Agreement will become effective as of the date the Trust’s next Registration Statement on Form N-1A relating to Shares becomes effective.

    IN WITNESS WHEREOF, the parties to this Agreement have executed this
Agreement as of the 22nd day of February, 2021.

MADISON FUNDS

By: /s/ Patrick F. Ryan
Name: Patrick F. Ryan
Title: President

BUYER: MADISON ASSET MANAGEMENT, LLC

By: /s/ Mark Henrickson
Name: Mark Henrickson
Title: Chief Financial Officer

MADISON FUNDS
SUBSCRIPTION AGREEMENT

    MADISON FUNDS, a statutory trust organized under the laws of the State of Delaware (the “Trust”), and Madison Asset Management, LLC (the “Buyer”), a limited liability company organized under the laws of the State of Wisconsin, agree as follows:

1.    OFFER AND PURCHASE.

    The Trust offers to the Buyer, and the Buyer agrees to purchase, $10,000 of Class I shares (the “Shares”) of the Madison Core Bond Fund (a series of the Trust) (referred to as the “Fund”). The Buyer acknowledges receipt from the Trust of the Shares and the Trust acknowledges receipt from the Buyer of an aggregate of $10,000 in full payment for the Shares.

2.     REPRESENTATION BY BUYER.

    The Buyer represents and warrants to the Trust that the Shares are being acquired for investment purposes and not with a view to resale or further distribution.

3.    LIMITATION OF LIABILITY.

    The Trust and the Buyer agree that the obligations of the Trust under this Agreement will not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Trust. The execution and delivery of this Agreement has been authorized by the Trustees of the Trust, and signed by an authorized officer of the Trust, acting as such, and neither the authorization by the Trustees nor the execution and delivery by the officer will be deemed to have been made by any of them individually or to impose any liability on any of them personally, but will bind only the trust property of the Trust. No series of the Trust will be liable for any claims against any other series.

4.    NO RIGHT OF ASSIGNMENT.

    The Buyer’s right under this Agreement to purchase the Shares is not assignable.

5.     DATES.

    This Agreement will become effective as of the date the Trust’s next Registration Statement on Form N-1A relating to Shares becomes effective.

    IN WITNESS WHEREOF, the parties to this Agreement have executed this
Agreement as of the 22nd day of February, 2021.

MADISON FUNDS

By: /s/ Patrick F. Ryan
Name: Patrick F. Ryan
Title: President

BUYER: MADISON ASSET MANAGEMENT, LLC

By: /s/ Mark Henrickson
Name: Mark Henrickson
Title: Chief Financial Officer

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